Registration Statement No. 333-217200
Filed Pursuant to Rule 433
March 28, 2018

$FB announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$FB announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$AAPL announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$AAPL announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$AMZN announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$AMZN announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$NFLX announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$NFLX announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$GOOGL announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$GOOGL announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$BABA announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$BABA announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$BIDU announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$BIDU announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$NVDA announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$NVDA announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$TSLA announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$TSLA announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$TWTR announces earnings next week!  Will you be ready to trade $FNGU or $FNGD?

$TWTR announces earnings next week!  How will it impact the 3x or -3x #FANG+ trade: $FNGU or $FNGD?

$FB announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$AAPL announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$AMZN announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$NFLX announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$GOOGL announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$BABA announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$BIDU announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$NVDA announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$TSLA announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$TWTR announces earnings tomorrow!  Will $FNGU or $FNGD be on the move?

$FB announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$AAPL announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$AMZN announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$NFLX announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$GOOGL announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$BABA announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$BIDU announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$NVDA announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$TSLA announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$TWTR announces earnings today!  $FNGU & $FNGD, 3x/-3x #FANG+ is ready, are you?

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $FB

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $AAPL

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $AMZN

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $NFLX

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $GOOGL

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $BABA

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $BIDU

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $NVDA

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $TSLA

$FNGU or $FNGD (3x/-3x #FANG+) on the move today!  Assisted by $TWTR

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC about the offering to which this free writing prospectus relates. Before you invest, you should read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412.